Exhibit 4.14

THIRD AMENDMENT TO
AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of as of August 12, 2004 (this “Amendment”), is among GE Commercial Distribution Finance Corporation (“CDF”), a Nevada corporation (formerly known as Deutsche Financial Services Corporation), as Servicer, Wilmington Trust Company (“WTC”) (successor to The Chase Manhattan Bank), as Trustee, and CDF Financing, L.L.C. (“LLC”), a Delaware limited liability company.

BACKGROUND

     The parties hereto are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000, as amended (as so amended, the “PSA”) among the LLC, CDF, as Servicer, and WTC, as Trustee; and

     The parties hereto desire to amend the PSA as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms defined in the PSA and used but not otherwise defined herein have the meanings given to them in the PSA.

     SECTION 2. Section 1.1 of the PSA. The definition of “Tax Opinion” in Section 1.1 of the PSA is hereby amended by deleting the text in clause (c) thereof and replacing it with the following text:

“(c) in the case of Section 6.3(b), each Class of the Investor Certificates of the new Series shall be characterized as debt, partnership interests or as an undivided ownership interest in the Trust Assets.”

     SECTION 3. Section 3.7 of the PSA. Section 3.7 of the PSA is hereby amended to read in its entirety as follows:

“SECTION 3.7 Tax Treatment. Unless otherwise specified in a Series Supplement, the Seller has entered into this Agreement and the Investor Certificates have been (or shall be) issued with the intention that the Investor Certificates shall qualify as indebtedness secured by the Receivables for Federal income taxes, state and local income and franchise taxes (if such franchise taxes are imposed on or measured by income) and any other taxes imposed on or measured by income. Unless otherwise specified in a Series Supplement, the Seller, the Servicer, each Beneficiary and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate or an interest in a Certificate or a Book-Entry Certificate, as applicable, agrees to treat

Third Amendment to Pooling
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the Investor Certificates as indebtedness secured by the Receivables for Federal income taxes, state and local income and franchise taxes (if such franchise taxes are imposed on or measured by income) and any other taxes imposed on or measured by income.”

     SECTION 4. Submission to Jurisdiction. Each of the parties to this Amendment hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Amendment or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 13.6 of the PSA or at such other address notified to the other parties to this Amendment; and

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction..

     SECTION 5. Miscellaneous.

     (a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK).

     (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Executed counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission.

     (c) The PSA, as amended hereby, remain in full force and effect. Any reference to the PSA (whether in the PSA or in any other agreement or document) after the date hereof shall be deemed to refer to the PSA as amended hereby, unless otherwise expressly stated therein.

     (d) The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever.

[SIGNATURES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

WILMINGTON TRUST COMPANY, not in its
individual capacity, but solely as Trustee

By: Deutsche Bank Trust Company Americas
(f/k/a Bankers Trust Company), as Agent

By: /s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

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GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as Servicer

By:	/s/ David A. Kaminsky
Name: David A. Kaminsky
Title: Vice President & Chief Financial Officer

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CDF FINANCING, L.L.C.

By: /s/ Timothy J. Yanoti
Name: Timothy J. Yanoti
Title: Manager

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